Exhibit 99.2

Management’s Report of Internal Control Over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended, as a process designed by, or under the supervision of, the company’s principal executive and principal financial officers and effected by the company’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

The company’s internal control over financial reporting includes those policies and procedures that:

•       pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;

•       provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•       provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management conducted an assessment of the effectiveness of the company’s internal control over financial reporting as of December 31, 2004. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in its Internal Control-Integrated Framework. Because of the material weaknesses described below, management has concluded that, as of December 31, 2004, the company’s internal control over financial reporting was not effective based on those criteria.

Material weaknesses in the company’s internal control over financial reporting were identified in the following areas:

•                  Segregation of Duties – The company only has a few individuals in the accounting and finance function.  These individuals perform recording, monitoring and controlling activities that are ordinarily performed by more individuals in a larger operation.  While management is not aware of any evidence that this control deficiency resulted in financial statement error, the potential exists that errors could occur that would not be prevented or detected.

•                  Evidence of Management Review and Monitoring Controls – In several instances, management’s design of controls did not require documentation of evidence, such as signatures, of reviews performed.  Notwithstanding this lack of evidence, management believes that such reviews were regularly performed during the relevant periods. The inability to demonstrate that reviews were performed creates the potential that undetected errors could occur.

•                  Assessment of the Effectiveness of Internal Controls – The scope, testing and evaluation of internal controls in several areas was not adequate as of December 31, 2004.  Also, the documentation of the tests performed to evaluate whether the controls were operating effectively was inadequate.  This limited the ability to provide reasonable assurance that the controls were operating effectively.

Management has and will continue to evaluate the segregation of duties issue by examining consistently the employees involved and the control procedures in place to determine whether the potential benefits of adding employees to clearly segregate duties justifies the expense associated with such increases.  Management has put in place an action plan to remediate the other weaknesses and will report on progress in subsequent filings during the year.